                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934


Date of Report January 21, 1998
               ----------------


                              PNB FINANCIAL GROUP
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             (Exact name of registrant as specified in its charter)

        California                    2-78580                     95-3847640
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(State of Incorporation)        (Commission File No.)         (I.R.S. Employer
                                                             Identification No.)


                             4665 MacArthur Court
                           Newport Beach, Ca. 92660
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                   (Address of principal executive offices)



Registrant's telephone number, including area code (714) 851-1033
                                                   --------------


________________________________________________________________________________
         (Former name or former address, if changed since last report)

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Item 5. Other Events
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On July 31, 1997, the Board of Directors approved PNB Financial Group's
("PNBFG") participation in the formation of Alta Residential Mortgage Inc. ("Alta"). Alta was capitalized on December 24, 1997, at which time PNBFG purchased 100,000 shares of stock (approximately 4.7% of total shares outstanding) for an aggregate purchase price of $1 million. In addition, PNBFG loaned $1.5 million to Alta as convertible debt which will convert into 150,000 shares of common stock at such time as Alta increases its capitalization to 5 million shares of issued and outstanding common stock.

Also on December 24, 1997, PNBFG was issued a warrant to purchase an additional 100,000 shares of Alta common stock at $10.00 per share. Upon conversion of the $1.5 million convertible note into 150,000 shares of common stock of Alta, PNBFG will be issued a warrant to purchase an additional 150,000 shares of Alta common stock at $10.00 per share. The warrants are exercisable at the discretion of PNBFG in part or in whole at any time for a period of five years from issuance.

Alta intends to operate as a Real Estate Investment Trust ("REIT") as defined in section 856(c)(6)(B) of the IRS Code. As such, it is intended that substantially all pretax earnings of Alta shall pass through to shareholders in the form of dividends.

Alta was formed as a private corporation with $10 million of its capital contributed by a special purpose subsidiary of Lehman Brothers, Inc., and $8.5 million coming from approximately 46 private shareholders, including PNBFG.
Alta will focus on the investment in and management of residential mortgage loans. Alta will be headquartered in West Los Angeles and, with the exception of Allen C. Barbieri who is the Chairman and C.E.O. of Alta and is currently the President and C.E.O. of PNBFG, will be managed by a separate and outside management team. Additionally, two of Alta's four outside board seats will be held by current board members of PNBFG.

In addition to the equity investment of $1 million and the convertible loan in the amount of $1.5 million, Pacific National Bank, a wholly owned subsidiary of PNBFG, entered into an agreement to provide certain administrative and other services to Alta. Pacific National Bank also entered into an agreement whereby Alta will be given a first right of refusal to purchase residential mortgages originated by Pacific National Bank.
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                                   SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereon as duly authorized.


DATED: January 21, 1998                  PNB FINANCIAL GROUP,
                                         a California corporation


                                         By: /s/ Doug L. Heller
                                         --------------------------------------
                                         Doug L. Heller
                                         Chief Financial Officer